EXHIBIT 99.1

TRILOGY INTERNATIONAL PARTNERS INC. REPORTS

SECOND QUARTER 2023 RESULTS

BELLEVUE, Washington (August 10, 2023) – Trilogy International Partners Inc. (“TIP Inc.” or the “Company”) (TSXV: TRL.H), today announced its financial and operating results for the second quarter of 2023.

Second Quarter 2023 Highlights

•         Received approximately $22 million New Zealand dollars (“NZD”) from the escrow established in connection with the sale of our New Zealand subsidiary in May 2022.

•         Cash and cash equivalents totaled $30.3 million as of June 30, 2023.

•         Subsequent to June 30, 2023, the Company completed the second distribution to shareholders in a total of $27.5 million Canadian dollars (“C$”), equivalent to approximately $21 million.

•         Following the distribution, the Company had a remaining cash balance of approximately $9 million as of July 31, 2023.

•         Corporate operating costs were approximately $1.4 million in the second quarter of 2023, which represented a decrease of 59% compared to $3.5 million (excluding $10.0 million of nonrecurring costs) in the second quarter of 2022.

•         The Company expects corporate costs to continue to decline in the second half of 2023, as the Company manages reporting costs through May 2028, when the indemnification period related to the sale of the New Zealand subsidiary ends.

About Trilogy International Partners Inc.

TIP Inc. formerly owned wireless and fixed broadband telecommunications subsidiaries in New Zealand and Bolivia.

In December 2021, a subsidiary of the Company entered into a Purchase Agreement to sell its 73.2% indirect equity interest in its New Zealand subsidiary, Two Degrees Mobile Limited, to Voyage Digital (NZ) Limited (“Voyage Digital”) at an implied enterprise value of $1.7 billion NZD, inclusive of lease liabilities (the “2degrees Sale”). In March 2022, subsidiaries of the Company entered into an agreement to transfer their aggregate 71.5% indirect equity interest in their Bolivia subsidiary, Empresa de Telecomunicaciones NuevaTel (PCS de Bolivia), S.A., to Balesia Technologies, Inc. for a nominal purchase price (the “NuevaTel Transaction”). During the second quarter of 2022, the Company completed the sale of its operations in New Zealand and Bolivia, which represented substantially all of the operating activity of the business.

Unless otherwise stated, the financial information provided herein is for TIP Inc. as of June 30, 2023.

TIP Inc.’s head office is located at 155 108th Avenue NE, Suite 400, Bellevue, Washington, 98004 USA. TIP Inc.’s common shares (the “Common Shares”) trade on the NEX board of the TSX Venture Exchange under the ticker TRL.H.

For more information, visit www.trilogy-international.com.

About this press release

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains information about our business and performance for the three and six months ended June 30, 2023, as well as forward-looking information and assumptions. See “About Forward-Looking Information” for more information. This discussion should be read together with supplementary information filed on the date hereof under TIP Inc.’s profile on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

The financial information included in this press release was prepared in accordance with U.S. generally accepted accounting principles.

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All dollar amounts are in U.S. dollars (“USD”) unless otherwise stated. In New Zealand, the Company generated revenues and incurred costs in 2022 in NZD. Fluctuations in the value of the NZD relative to the USD increased or decreased the Company’s overall revenue and profitability as stated in USD, which is the Company’s reporting currency. The average exchange rate for the three and six months ended June 30, 2022 was 0.66 and 0.67, respectively, for the NZD, expressed in USD.

Amounts for subtotals and totals included in the financial statements in this press release may not sum or calculate using the numbers as they appear in the financial statements due to rounding. Differences between amounts set forth in the following tables and corresponding amounts in the Company’s Condensed Consolidated Financial Statements and related notes for the period ended June 30, 2023 are a result of rounding.

The information presented herein is current as of August 10, 2023 and was approved by the Board of Directors of TIP Inc. (the “Board”).

Additional information relating to TIP Inc., including our financial statements and Management’s Discussion and Analysis for the three and six months ended June 30, 2023 and for the year ended December 31, 2022, our Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with Canadian securities commissions and the U.S. Securities and Exchange Commission, is available on TIP Inc.’s website (www.trilogy-international.com) in the investor relations section and under TIP Inc.’s profile on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Managing our Liquidity and Financial Resources

As of June 30, 2023, the Company had $30.3 million in cash and cash equivalents. The $30.3 million in cash and cash equivalents includes C$7.3 million for distributions and ongoing costs denominated in that currency. As of December 31, 2022, the Company had $25.1 million in cash and cash equivalents.

During the second quarter of 2023, the Company received $22.3 million NZD ($13.7 million) from the proceeds of the 2degrees Sale that were held in escrow. This amount includes $0.6 million NZD of interest accrued on the escrowed amount and changes in the NZD to USD foreign currency exchange rates between funding and settlement of the forward exchange contracts. See Note 6 – Derivative Financial Instruments to our Condensed Consolidated Financial Statements for additional information regarding the forward exchange contracts. Approximately $18 thousand NZD ($11 thousand) was paid to Voyage Digital for certain agreed-upon purchase price adjustments, which was deducted from the escrowed proceeds and reduced the gain on the 2degrees Sale. As of June 30, 2023, approximately $0.3 million NZD ($0.2 million) remained outstanding in escrow. Subsequent to June 30, 2023, these remaining proceeds were released to the Company.

In July 2023, the Company completed a return of capital distribution to shareholders pursuant to the plan of liquidation that was adopted by the Board on June 10, 2022. The return of capital distribution was C$0.31 per Common Share, representing an aggregate amount of approximately C$27.5 million (approximately $20.8 million). The ultimate liquidation of the Company will be subject to a shareholder vote and the satisfaction of certain other legal requirements.

Following this distribution, the Company had approximately $9 million of cash at July 31, 2023 as a reserve for the payment of expenses for continued financial reporting and other compliance obligations through May 2028, when its remaining indemnification obligations related to the 2degrees Sale are scheduled to expire, after which time the Company expects to distribute any remaining assets to shareholders and dissolve. The cash reserve will also be utilized for the payment of indemnification claims, if any, that may arise from the transaction but are not funded by the warranty insurance policy purchased in connection with the 2degrees Sale.

The Company expects that it will be required to comply with Canadian and U.S. public company reporting obligations through the six-year indemnification period following the closing of the 2degrees Sale. During the period in which the Company continues to report publicly, we will be responsible for maintaining appropriate processes and controls around financial reporting. However, given the significantly reduced risk profile of the Company following the 2degrees Sale and the NuevaTel Transaction, we have reduced our cost structure, with a significant portion of the workforce having ceased employment with the Company in September 2022, and we have retained only a limited number of resources to ensure compliance with ongoing regulatory and audit requirements. The Company has also negotiated with service providers to ensure a significant reduction in costs going forward. It is also the Company’s expectation that following the escrow release and subsequent distribution in 2023, the Company will endeavor to further adjust its cost structure.

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Supplementary Information

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

	Three Months Ended June 30,		Six Months Ended June 30,
(US dollars in millions, unaudited)	2023	2022	2023	2022

Revenues
Wireless service revenues	-	53.3	-	154.8
Fixed broadband service revenues	-	14.8	-	42.5
Equipment sales	-	14.0	-	38.1
Non-subscriber international long distance and other revenues	-	1.1	-	3.2
Total revenues	-	83.2	-	238.5

Operating expenses
Cost of service, exclusive of depreciation, amortization and accretion shown separately	-	26.9	-	81.0
Cost of equipment sales	-	14.3	-	39.2
Sales and marketing	-	10.3	-	30.8
General and administrative	1.4	26.0	3.3	57.0
Depreciation, amortization and accretion	-	0.3	-	18.4
Loss (gain) on sale of operations and disposal of assets	-	(458.1)	-	(457.6)
Total operating expenses	1.4	(380.3)	3.3	(231.2)
Operating (loss) income	(1.4)	463.5	(3.3)	469.7

Other income (expenses)
Interest expense	-	(8.6)	-	(22.9)
Change in fair value of warrant liability	-	-	-	0.1
Debt extinguishment costs	-	(8.5)	-	(8.5)
Other, net	0.2	30.2	0.5	15.6
Total other income (expenses)	0.2	13.1	0.5	(15.7)
(Loss) income before income taxes	(1.2)	476.6	(2.8)	454.0
Income tax expense	-	(5.2)	(0.1)	(11.3)
Net (loss) income	(1.2)	471.5	(2.9)	442.7
Less: Net income attributable to noncontrolling interests	-	(2.5)	-	(3.6)
Net (loss) income attributable to Trilogy International Partners Inc.	(1.2)	468.9	(2.9)	439.1

Comprehensive (loss) income
Net (loss) income	(1.2)	471.5	(2.9)	442.7
Other comprehensive loss:
Foreign currency translation adjustments	-	(16.4)	-	(13.2)
Other comprehensive loss	-	(16.4)	-	(13.2)
Comprehensive (loss) income	(1.2)	455.1	(2.9)	429.5
Comprehensive loss (income) attributable to noncontrolling interests	-	1.9	-	(0.1)
Comprehensive (loss) income attributable to Trilogy International Partners Inc.	(1.2)	457.0	(2.9)	429.5

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Condensed Consolidated Balance Sheets

(US dollars in millions, unaudited)	June 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	30.3	25.1
Sale proceeds held in escrow	0.2	14.1
Prepaid expenses and other current assets	0.2	0.6
Total current assets	30.7	39.8

Other non-current assets	1.2	1.4
Total assets	31.9	41.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	0.1	0.1
Other current liabilities and accrued expenses	1.0	7.3
Total current liabilities	1.0	7.4

Other non-current liabilities	0.3	0.3
Total liabilities	1.3	7.7

Commitments and contingencies

Total shareholders’ equity	30.6	33.5

Total liabilities and shareholders’ equity	31.9	41.2

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Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(US dollars in millions, unaudited)	2023	2022

Operating activities:
Net (loss) income	(2.9)	442.7
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Provision for doubtful accounts	-	2.8
Depreciation, amortization and accretion	-	18.4
Equity-based compensation	-	3.6
Loss (gain) on sale of operations and disposal of assets	-	(457.6)
Non-cash right-of-use asset lease expense	-	3.7
Non-cash interest expense	-	3.4
Settlement of cash flow hedges	-	(0.3)
Change in fair value of warrant liability	-	(0.1)
Debt extinguishment costs	-	8.5
Non-cash gain from change in fair value on cash flow hedges	-	(2.9)
Loss (gain) on forward exchange contracts and unrealized foreign exchange transactions	0.2	(16.1)
Deferred income taxes	-	0.4
Changes in operating assets and liabilities:
Accounts receivable	-	(6.5)
Equipment installment plan (“EIP”) receivables	-	5.2
Inventory	-	(1.5)
Prepaid expenses and other current assets	-	(12.8)
Other assets	0.1	(1.5)
Accounts payable	-	(6.8)
Operating lease liabilities	-	(7.4)
Other current liabilities and accrued expenses	(5.9)	25.0
Customer deposits and unearned revenue	-	(1.9)
Net cash used in operating activities	(8.5)	(1.6)

Investing activities:
Proceeds from the sale of operations, inclusive of proceeds from forward exchange contracts of $0.1 million and $16.6 million, net of cash sold of $51.1 million	13.7	552.2
Purchase of property and equipment	-	(32.4)
Other, net	-	(0.7)
Net cash provided by investing activities	13.7	519.1

Financing activities:
Payments of debt, including sale-leaseback and EIP receivables financing obligations	-	(438.8)
Return of capital, net of distribution repaid	-	(113.0)
Proceeds from debt	-	10.0
Proceeds from EIP receivables financing obligation	-	7.3
Other, net	-	(2.8)
Net cash used in financing activities	-	(537.3)

Net increase (decrease) in cash, cash equivalents and restricted cash	5.2	(19.8)
Cash, cash equivalents and restricted cash, beginning of period	25.1	55.0
Effect of exchange rate changes	-	(3.2)
Cash, cash equivalents and restricted cash, end of period	30.3	32.0

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About Forward-Looking Information

Forward-looking information and statements

This press release contains “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 of the United States of America. Forward-looking information and forward-looking statements may relate to the future outlook and anticipated events or results and may include information regarding our financial position, budgets, financial results, taxes, currency exchange rates, plans and objectives such as the timing of the liquidation and dissolution of the Company pursuant to its plan of liquidation adopted on June 10, 2022; the timing and amount of any distribution to shareholders; the expenses associated with the Company losing its foreign private issuer status under U.S. federal securities laws; the ability of U.S. persons to sell their Common Shares; the Board's expectation that the financial resources available to the Company following the cash distributions to shareholders will be adequate to fund the Company's outstanding indemnification obligations, if any, and ongoing costs of operating the Company prior to its liquidation and dissolution; and the possibility of changes in the securities regulations of Canada and the United States that could affect the ability of investors to trade their Common Shares. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “preliminary”, “estimates”, “plans”, “targets”, “expects” or “does not expect”, “an opportunity exists”, “outlook”, “prospects”, “strategy”, “intends”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, estimates, projections or other characterizations of future events or circumstances contain forward-looking information and statements.

Forward-looking information and statements are provided for the purpose of assisting readers in understanding management’s current expectations and plans relating to the future. Readers are cautioned that such information and statements may not be appropriate for other purposes. Forward-looking information and statements contained in this press release are based on our opinions, estimates and assumptions in light of our experience and perception of current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. The material assumptions used by the Company to develop such forward-looking statements include, but are not limited to, the expenses associated with the Company’s continued financial reporting and other compliance obligations through May 2028, when its remaining indemnification obligations related to the 2degrees Sale are scheduled to expire; and taxes payable by the Company. Despite a careful process to prepare and review the forward-looking information and statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

Numerous risks and uncertainties, some of which may be unknown, relating to the Company could cause actual events and results to differ materially from the estimates, beliefs and assumptions expressed or implied in the forward-looking information and statements. Among such risks and uncertainties are those associated with anti-corruption compliance; reliance on limited management resources; tax related risks; risks related to being a publicly traded company, including, but not limited to, compliance and costs associated with the U.S. Sarbanes-Oxley Act of 2002 (to the extent applicable); an increase in costs and demands on management resources as a result of the Company ceasing to qualify as an "emerging growth company" on December 31, 2022 under the U.S. Jumpstart Our Business Startups Act of 2012; additional expenses in connection with the Company losing its foreign private issuer status under U.S. federal securities laws; the determination to not pay dividends; risks related to the liquidity of the market for the Common Shares; risks related to litigation, including class actions and regulatory matters; risks that the market price and trading volume of the Common Shares may materially decrease or experience increased fluctuation; foreign exchange rate and associated risks; risks related to withholding taxes; risks related to the impact of new laws and regulations; risks associated with the Company's internal controls over financial reporting; and the costs associated with the dissolution of the Company.

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Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information and statements in this press release, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information in this press release. Please see our continuous disclosure filings available under TIP Inc.’s profile at www.sedar.com and at www.sec.gov for information on the risks and uncertainties associated with the Company and an investment in our Common Shares.

Readers should not place undue reliance on forward-looking information and statements, which speak only as of the date made. The forward-looking information and statements contained in this press release represent our expectations as of the date of this press release or the date indicated. We disclaim any intention or obligation or undertaking to update or revise any forward-looking information or statements whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Investor Relations Contact

Scott Morris

425-458-5900

scott.morris@trilogy-international.com

Senior Vice President, General Counsel and Secretary

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